SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

BIDFISH.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53512 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

2591 Dallas Parkway, Suite 102., Frisco, Texas 75034
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 963-0001

2250 NW, 114th Ave, Unit 1P, PTY6049, Miami Florida 33172, USA
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On November 7, 2011, Bidfish.com Inc., a Nevada corporation (the “Registrant”), closed on a Stock Purchase Agreement with Halter Energy Capital Corporation, a Texas corporation (“Halter”), pursuant to which Registrant issued 44,500,000 newly issued shares of Registrant’s common stock, on a post-split basis after giving effect to a one-for-six reverse stock split, in exchange for cash of $500,000 and issued to Halter a two-year Warrant to purchase 20,000,000 shares for $0.20 per share.

Also on November 7, 2011, Registrant closed on a Redemption Agreement with Juan Carlos Espinosa, the Registrant’s chief executive officer and principal stockholder, under which Registrant redeemed 24,753,333 post split shares of common stock for $1,000.00.

The foregoing transactions were previously announced in the Current Report on Form 8-K filed by the Registrant on October 11, 2011.

Item 5.01                       Changes in Control of Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.  Upon the closing of the transactions described in Item 1.01 hereof, Halter will control approximately 80.18% of the issued and outstanding common stock of Registrant.

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 hereof is incorporated herein by reference.  Upon the closing of the transactions described in Item 1.01 hereof on November 7, 2011, Mr. Espinosa resigned as sole director and CEO of Registrant and appointed Kevin B. Halter, Jr. to such positions.  Mr. Espinosa’s resignation from such positions was a closing condition to the Stock Purchase Agreement described in Item 1.01 hereof, a copy of which was filed with the Current Report on Form 8-K filed by the Registrant on October 11, 2011.  At the time of Mr. Espinosa’s resignation, there were no disagreements with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Kevin B. Halter, Jr. age 51, has been President of Securities Transfer Corporation since 1987, an SEC registered stock transfer company.  He has been a Vice President and Director of Halter Capital Corporation since 1987.  He has been the President, Secretary and Director of SMSA Kerrville since November 9, 2010. From December 9, 2010 until January 16, 2011 he served as a member of the Board, and as the Company’s CEO, Chief Financial Officer and Secretary of Ventura Assets Limited. From 1994 to September 3, 2010 he has served as Vice President and Director of Millennia, Inc. From August 4, 1998 until February 27, 2004 he was a Director and Secretary-Treasurer of Millennia Tea Masters, Inc., now known as Voip, Inc.  From January 31, 2005 until March 2005 he was President and a Director of Meditech, Inc., now known as Deli Solar (USA) Inc.  From March 30, 2005 until January 30, 2006 he was President and a Director of Strong Technical, Inc., now known as Zhongpin, Inc.  From October 18, 2005 until December 7, 2005, he was President and a Director of General Devices, Inc., now known as Aduromed Industries, Inc.  From February 21, 2006 until February 5, 2008 he was President and a Director of Rub A Dub Soap, Inc., now known as Sentaida Tire Company Limited. On March 3, 2011 in Administrative Proceeding File No. 3-14285, In the Matter of Securities Transfer Corporation and Kevin Halter, Jr., an agreed order was entered censuring STC and requiring STC to retain a consultant to review all internal systems and recommend procedures to safeguard the funds and securities of its customers on deposit and to submit to continuing oversight review by such consultant. STC was fined $10,000, and Kevin Halter, Jr. was suspended for three months from associating in a supervisory capacity with a transfer agent, broker-dealer or investment advisor. Such order arose from a situation in which a former financial officer of STC commingled funds of STC and of its clients.

Currently, the Registrant’s directors are not compensated for their services, although their expenses in attending meetings are reimbursed. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws.

On October 27, 2011, the Registrant filed a Certificate of Decrease of Authorized and Issued Shares with the office of the Nevada Secretary of State to effect the 1-for-6 reverse stock split of its common stock previously announced in the Current Report on Form 8-K filed by the Registrant on October 11, 2011.  The record date was November 1, 2011 and the effective date of the split was November 7, 2011.

The number of shares of authorized common stock, par value $0.00001 per share, before the change in capitalization was 3,100,000,000 and the number of shares of common stock after the change in capitalization is 516,666,666. The par value of the shares of common stock was increased to $0.001 per share.  There is no change to the authorized shares of preferred stock.

Item 9.01.                      Financial Exhibits, Pro Forma Financial Information and Exhibits.

Exhibit 3.1 – Certificate of Decrease of Authorized and Issued Shares.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIDFISH.COM INC.

By: /s/ Kevin B. Halter, Jr.
Kevin B. Halter, Jr., President

Dated:      November 7, 2011